NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
April 23, 2012	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces First Quarter 2012 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income of $6.00 million for the quarter ended March 31, 2012. Net income available to common shareholders totaled $5.72 million, or $0.31 per diluted common share, for the quarter ended March 31, 2012.

First Quarter 2012 Highlights –

•	Net income increased $1.71 million, or 39.72%, compared to the fourth quarter of 2011 and $250 thousand, or 4.35%, compared with the first quarter of 2011.
•	Core earnings increased $827 thousand, or 15.35%, compared with the first quarter of 2011.
•	Core return on average assets was 1.15% and core return on average tangible common equity was 12.22% for the first quarter of 2011.
•	Deposit and borrowing costs decreased $1.61 million, or 25.49%, compared with the first quarter of 2011.
•	Operating costs decreased $1.87 million, or 10.35%, compared with the first quarter of 2011.
•	The provision for loan losses was reduced $1.51 million, or 62.15%, compared with the fourth quarter of 2011 and $690 thousand, or 42.80%, compared with the first quarter of 2011.
•	Net charge-offs decreased $1.31 million, or 49.70%, compared with the fourth quarter of 2011 and $285 thousand, or 17.68%, compared with the first quarter of 2011.
•	Tangible book value per common share increased $0.19, or 1.66%, to $11.64 compared with the fourth quarter of 2011.
•	The Company’s efficiency ratio of 57.18% for the first quarter of 2012 shows significant improvement when compared with the efficiency ratio reported for the first quarter of 2011 of 63.43%.

Net Interest Income

Net interest income decreased $298 thousand, or 1.63%, to $17.98 million for the first quarter of 2012 compared with the first quarter of 2011. The tax equivalent net interest margin decreased 5 basis points to 3.91% for the first quarter of 2012 compared with 3.96% for the first quarter of 2011. Total interest income decreased $1.91 million, or 7.76%, to $22.68 million for the first quarter of 2012 compared with the first quarter of 2011. The decrease reflects continued loan and investment repricing effectively reducing the average yields. The tax equivalent yield on loans decreased to 5.60% while the average loan balance increased $11.72 million to $1.39 billion for the first quarter of 2012 compared with the first quarter of 2011.

Total interest expense decreased $1.61 million, or 25.49%, to $4.71 million for the first quarter of 2012 compared with the first quarter of 2011. Deposit costs decreased $1.48 million, or 38.02%, to $2.41 million for the first quarter of 2012 compared with the first quarter of 2011, which was primarily due to a 37 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $135 thousand, or 5.54%, to $2.30 million for the first quarter of 2012 compared with the first quarter of 2011, which was primarily due to a $26.85 million decrease in the average borrowings balance due to the redemption of repurchase agreements and declining commercial cash management balances. The average rate paid on interest-bearing liabilities decreased 30 basis points to 1.18% for the first quarter of 2012 compared with the first quarter of 2011. The average balance of interest-bearing liabilities decreased $132.79 million, or 7.65%, to $1.60 billion for the first quarter of 2012 compared with the first quarter of 2011, which included a $105.94 million decrease in average interest-bearing deposits.

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Provision for Loan Losses

The provision for loan losses decreased $690 thousand, or 42.80%, to $922 thousand for the first quarter of 2012, which compares favorably with $1.61 million recorded for the first quarter of 2011. The quarter ended March 31, 2012, marks the sixth consecutive quarter of provision decreases when compared to the prior year’s comparable quarter.

Noninterest Income

Noninterest income decreased $1.51 million, or 15.88%, to $7.99 million for the first quarter of 2012 compared with the first quarter of 2011, which was largely due to a reduction in the realized net gain on sale of securities. The Company realized a $51 thousand net gain on sale of securities for the first quarter of 2012, which was $1.79 million, or 97.22%, less than the net gain reported for first quarter of 2011. Wealth management revenues remained constant for the first quarters of 2012 and 2011 at $894 thousand. The Trust and Wealth Management Divisions reported $897 million in assets under management as of March 31, 2012. Service charges on deposit accounts remained stable, decreasing only $18 thousand for the first quarter of 2012 compared with the first quarter of 2011. Insurance commissions decreased $367 thousand, or 18.89%, to $1.58 million for the first quarter of 2012 compared with the same quarter of 2011, which is reflective of agency offices sold as part of strategic realignment during the third quarter of 2011.

Noninterest Expense

Noninterest expense decreased $1.87 million, or 10.35%, to $16.19 million for the first quarter of 2012 compared with the first quarter of 2011. Salaries and employee benefits decreased $907 thousand, or 9.94%, to $8.22 million for the first quarter of 2012 compared with the first quarter of 2011. Occupancy, furniture, and equipment expense decreased $225 thousand, or 8.78%, to $2.34 million for the first quarter of 2012 compared with the first quarter of 2011. Federal Deposit Insurance Corporation (“FDIC”) premiums and assessments decreased $556 thousand, or 63.3%, to $322 thousand for the first quarter of 2012 compared with the first quarter of 2011, which was primarily due to the FDIC’s change in assessment methodology for deposit insurance. Other operating expense increased $315 thousand, or 6.61%, to $5.08 million for the first quarter of 2012 compared with the first quarter of 2011. During the first quarter of 2012, the Company incurred merger related expenses of $163 thousand in connection with the acquisition of Peoples Bank of Virginia, which is expected to close during the third quarter of 2012. Other operating expense included losses on sales and expenses associated with other real estate owned (“OREO”) of $821 thousand for the first quarter of 2012 compared to $256 thousand for the first quarter of 2011. The efficiency ratio for the first quarter of 2012 of 57.18% shows significant improvement when compared with 63.43% for the first quarter of 2011.

Allowance for Loan Losses and Credit Quality

The allowance for loan losses decreased to $25.80 million at March 31, 2012, compared with $26.21 million at December 31, 2011, and $26.48 million at March 31, 2011. The allowance for loan losses as a percentage of loans decreased to 1.86% at March 31, 2012, compared with 1.88% at December 31, 2011, and 1.93% at March 31, 2011. As of March 31, 2012, net charge-offs decreased $1.31 million, or 49.70%, compared with the fourth quarter of 2011, and $285 thousand, or 17.68%, compared with the first quarter of 2011. Annualized net charge-offs as a percentage of average loans were 0.38% for the first quarter of 2012, which represents a decrease of 8 basis points compared with the first quarter of 2011 continuing a general downward trend in net charge-off activity.

As of March 31, 2012, the Company’s loan quality measures continued to compare favorably to the industry. Delinquent loans, which consist of loans 30 days or more past due and loans on nonaccrual status, as a percentage of total loans were 2.69% at March 31, 2012. At quarter end, the Company’s nonperforming loans as a percentage of total loans were 1.97% and nonperforming assets as a percentage of total assets were 1.41%. Nonperforming assets included $2.67 million in unseasoned loan restructurings at March 31, 2012.

Balance Sheet and Capital

Consolidated assets totaled $2.20 billion as of March 31, 2012, an increase of $37.42 million, or 1.73%, compared with $2.16 billion at December 31, 2011. Consolidated liabilities totaled $1.89 billion as of March 31, 2012, an increase of $33.08 million, or 1.78%, compared with $1.86 billion at December 31, 2011. Total stockholders’ equity increased to $310.12 million as of March 31, 2012, compared with $306.79 million at December 31, 2011. Book value per as-converted common share increased to $16.19 for the quarter ended March 31, 2012, compared with $16.02 for the quarter ended December 31, 2011. During the first quarter of 2012, the Company paid a $0.10 per share cash dividend on common shares.

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The Company significantly exceeds regulatory “well capitalized” targets as of March 31, 2012, with a total risk-based capital ratio of 18.72%, Tier 1 risk-based capital ratio of 17.46%, and a Tier 1 leverage ratio of 11.63%.

Pending Acquisition of Peoples Bank of Virginia

On March 1, 2012, the Company announced the signing of a definitive agreement to acquire Peoples Bank of Virginia, a state-chartered commercial bank headquartered in Richmond, Virginia. Peoples Bank of Virginia was established in 2002, operates four branches in the Richmond, Virginia area, and as of December 31, 2011, had $286 million in assets, $181 million in loans, $246 million in deposits, and $39 million in common equity. The combined company will become the 10th largest Virginia-based bank in the Richmond metropolitan statistics area.

The Company will host an investor and media teleconference and webcast on Monday, April 23, 2012, at 11:00 a.m. To access the teleconference, the toll-free number is (877) 407-8033. Individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2012 earnings press release and financial summary will be made available upon request via fax, email, or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

Non-GAAP Presentations

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States, (“GAAP). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when considered with GAAP financial measures, regarding our operational performance. Analysis of non-GAAP financial measures should be used in conjunction with results presented in accordance with GAAP.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill impairment; losses on other real estate owned; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing core noninterest expense by the sum of tax equivalent net interest income and core noninterest income. The Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangible assets, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholder’s equity less average goodwill, other intangible assets, and the preferred liquidation preference.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.20 billion financial holding company and the parent company of First Community Bank. First Community Bank operates fifty-four banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust and Financial Services Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $897 million as of March 31, 2012. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates six insurance offices throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Company’s website at www.fcbinc.com.

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This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except share and per share data)	2012	2011
Interest income
Interest and fees on loans held for investment	$19,368	$20,455
Interest on securities -- taxable	2,079	2,533
Interest on securities -- nontaxable	1,196	1,533
Interest on deposits in banks	39	69
Total interest income	22,682	24,590
Interest expense
Interest on deposits	2,405	3,880
Interest on short-term borrowings	595	640
Interest on long-term borrowings	1,705	1,795
Total interest expense	4,705	6,315
Net interest income	17,977	18,275
Provision for loan losses	922	1,612
Net interest income after provision for loan losses	17,055	16,663
Noninterest income
Wealth management income	894	894
Service charges on deposit accounts	3,013	3,031
Other service charges and fees	1,585	1,406
Insurance commissions	1,576	1,943
Net impairment losses recognized in earnings	-	(527)
Net gain on sale of securities	51	1,836
Other operating income	872	916
Total noninterest income	7,991	9,499
Noninterest expense
Salaries and employee benefits	8,222	9,129
Occupancy expense of bank premises	1,526	1,647
Furniture and equipment	811	915
Amortization of intangible assets	233	259
FDIC premiums and assessments	322	878
FHLB debt prepayment fees	-	471
Merger related expense	163	-
Other operating expense	4,916	4,764
Total noninterest expense	16,193	18,063
Income before income taxes	8,853	8,099
Income tax expense	2,852	2,348
Net income	6,001	5,751
Dividends on preferred stock	283	-
Net income available to common shareholders	$5,718	$5,751

Basic earnings per common share	$0.32	$0.32
Diluted earnings per common share	$0.31	$0.32
Cash dividends per common share	$0.10	$0.10

Weighted average basic shares outstanding	17,849,376	17,867,953
Weighted average diluted shares outstanding	19,189,923	17,887,118

Return on average assets	1.06%	1.05%
Return on average common equity	7.88%	8.47%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2012	2011	2011	2011	2011
Interest Income
Interest and fees on loans held for investment	$19,368	$19,947	$20,084	$20,094	$20,455
Interest on securities -- taxable	2,079	2,023	1,711	1,850	2,533
Interest on securities -- nontaxable	1,196	1,190	1,180	1,291	1,533
Interest on deposits in banks	39	41	75	100	69
Total interest income	22,682	23,201	23,050	23,335	24,590
Interest Expense
Interest on deposits	2,405	2,637	2,998	3,273	3,880
Interest on short-term borrowings	595	592	611	621	651
Interest on long-term borrowings	1,705	1,706	1,707	1,687	1,784
Total interest expense	4,705	4,935	5,316	5,581	6,315
Net interest income	17,977	18,266	17,734	17,754	18,275
Provision for loan losses	922	2,436	1,920	3,079	1,612
Net interest income after provision for loan losses	17,055	15,830	15,814	14,675	16,663
Noninterest Income
Wealth management income	894	818	868	930	894
Service charges on deposit accounts	3,013	3,450	3,404	3,353	3,031
Other service charges and fees	1,585	1,429	1,426	1,461	1,406
Insurance commissions	1,576	1,170	1,523	1,561	1,943
Net impairment losses recognized in earnings	-	(1,548)	(210)	-	(527)
Net gain on sale of securities	51	26	178	3,224	1,836
Other operating income	872	1,261	877	834	916
Total noninterest income	7,991	6,606	8,066	11,363	9,499
Noninterest Expense
Salaries and employee benefits	8,222	7,903	8,409	8,685	9,129
Occupancy expense of bank premises	1,526	1,589	1,476	1,568	1,647
Furniture and equipment	811	804	862	909	915
Amortization of intangible assets	233	250	250	261	259
FDIC premiums and assessments	322	344	348	414	878
FHLB debt prepayment fees	-	-	-	-	471
Merger related expense	163	-	-	-	-
Goodwill impairment	-	1,239	-	-	-
Other operating expense	4,916	4,925	4,715	5,901	4,764
Total noninterest expense	16,193	17,054	16,060	17,738	18,063
Income before income taxes	8,853	5,382	7,820	8,300	8,099
Income tax expense	2,852	1,087	2,502	2,572	2,348
Net income	6,001	4,295	5,318	5,728	5,751
Dividends on preferred stock	283	286	286	131	-
Net income available to common shareholders	$5,718	$4,009	$5,032	$5,597	$5,751

Basic earnings per common share	$0.32	$0.22	$0.28	$0.31	$0.32
Diluted earnings per common share	$0.31	$0.22	$0.28	$0.31	$0.32
Cash dividends per common share	$0.10	$0.10	$0.10	$0.10	$0.10

Weighted average basic shares outstanding	17,849,376	17,849,286	17,896,534	17,895,904	17,867,953
Weighted average diluted shares outstanding	19,189,923	19,159,090	19,205,634	18,534,489	17,887,118

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
(Amounts in thousands, except per share data)
Net income, GAAP	$6,001	$5,751
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	527
Net gain on sale of securities	(51)	(1,836)
Amortization of intangible assets	233	259
FHLB debt prepayment fees	-	471
Merger related expense	163	-
Total adjustments to core earnings	345	(579)
Tax effect	130	(217)
Core earnings, non-GAAP	$6,216	$5,389

Core return on average assets	1.15%	0.98%
Core return on average common equity	8.57%	7.94%
Core return on average tangible common equity	12.22%	11.73%
Core diluted earnings per common share	$0.32	$0.30

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
(Amounts in thousands)
Noninterest expense, GAAP	$16,193	$18,063
Non-GAAP adjustments:
FHLB debt prepayment fees	-	(471)
Merger related expenses	(163)	-
OREO expense and net loss	(821)	(256)
Adjusted noninterest expense	15,209	17,336

Net interest income, GAAP	17,977	18,275
Noninterest income, GAAP	7,991	9,499
Non-GAAP adjustments:
Tax equivalency adjustment	683	866
Net impairment losses recognized in earnings	-	527
Net gain on sale of securities	(51)	(1,836)
Adjusted net interest and noninterest income	26,600	27,331

Efficiency Ratio	57.18%	63.43%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
(Amounts in thousands)
Cash and due from banks	$36,555	$34,578	$38,776	$31,451	$52,684
Federal funds sold	61,328	1,909	103,179	162,629	121,974
Interest-bearing deposits in banks	11,729	10,807	6,365	36,539	809
Total cash and cash equivalents	109,612	47,294	148,320	230,619	175,467
Securities available-for-sale	478,352	482,430	449,387	349,976	430,965
Securities held-to-maturity	2,874	3,490	3,342	4,106	4,524
Loans held for sale	3,522	5,820	3,575	920	2,614
Loans held for investment, net of unearned income	1,386,525	1,396,067	1,374,656	1,373,944	1,375,685
Less allowance for loan losses	25,800	26,205	26,407	26,482	26,482
Loans, net	1,364,247	1,375,682	1,351,824	1,348,382	1,351,817
Property, plant, and equipment, net	54,616	54,721	54,860	55,808	56,189
Other real estate owned	3,829	5,914	5,942	5,585	5,644
Interest receivable	5,886	6,193	6,264	6,202	7,288
Goodwill	83,056	83,056	83,832	85,132	84,930
Intangible assets	4,093	4,326	4,576	5,205	5,466
Other assets	96,704	102,747	111,745	115,385	118,690
Total assets	$2,203,269	$2,165,853	$2,220,092	$2,206,400	$2,240,980

Deposits:
Noninterest-bearing	$253,352	$240,268	$233,683	$219,488	$222,072
Interest-bearing	307,136	275,156	295,804	271,622	287,006
Savings	397,850	394,707	396,767	405,409	420,481
Time	621,412	633,336	664,237	683,157	707,458
Total deposits	1,579,750	1,543,467	1,590,491	1,579,676	1,637,017
Interest, taxes, and other liabilities	23,203	20,452	20,030	20,563	20,459
Securities sold under agreements to repurchase	124,266	129,208	139,510	137,778	139,472
FHLB advances	150,000	150,000	150,000	150,000	150,000
Other borrowings	15,925	15,933	15,941	16,179	16,186
Total liabilities	1,893,144	1,859,060	1,915,972	1,904,196	1,963,134

Preferred stock	18,921	18,921	18,921	18,921	-
Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	188,149	188,118	188,243	188,278	188,742
Retained earnings	97,588	94,720	92,498	89,257	85,450
Treasury stock, at cost	(5,721)	(5,721)	(5,651)	(5,137)	(5,851)
Accumulated other comprehensive loss	(6,895)	(7,328)	(7,974)	(7,198)	(8,578)
Total stockholders' equity	310,125	306,793	304,120	302,204	277,846
Total liabilities and stockholders' equity	$2,203,269	$2,165,853	$2,220,092	$2,206,400	$2,240,980

Shares outstanding at period end	17,849,376	17,849,376	17,869,514	17,917,824	17,894,899
Book value per common share at period end (1)	$16.19	$16.02	$15.86	$16.87	$15.53
Tangible book value per common share
at period end (2)	$11.64	$11.45	$11.25	$11.82	$10.48

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

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FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2012	2011	2011	2011	2011
Allowance for loan losses
Beginning balance	$26,205	$26,407	$26,482	$26,482	$26,482
Provision for loan losses	922	2,436	1,920	3,079	1,612
Charge-offs	(1,562)	(2,915)	(3,062)	(3,456)	(2,027)
Recoveries	235	277	1,067	377	415
Net charge-offs	(1,327)	(2,638)	(1,995)	(3,079)	(1,612)
Ending balance	$25,800	$26,205	$26,407	$26,482	$26,482

Summary of Asset Quality
Nonaccrual loans	$24,617	$24,487	$22,877	$22,037	$17,703
Loans 90 days or more past due and still
accruing interest	-	-	-	-	-
Restructured loans (1)	2,668	600	964	878	1,509
Total nonperforming loans	27,285	25,087	23,841	22,915	24,739

Other real estate owned	3,829	5,914	5,942	5,585	5,644
Total nonperforming assets	$31,114	$31,001	$29,783	$28,500	$29,649

Restructured loans performing in accordance
with terms (2)	$721	$827	$1,156	$7,044	$7,519
Total restructured loans (3)	9,720	9,454	12,198	12,170	12,598

Asset Quality Ratios
Nonperforming loans to total loans	1.97%	1.80%	1.73%	1.67%	1.80%
Nonperforming assets to total assets	1.41%	1.43%	1.34%	1.29%	1.32%
Allowance for loan losses to nonperforming loans	94.56%	104.46%	110.76%	115.57%	107.05%
Allowance for loan losses to total loans	1.86%	1.88%	1.92%	1.93%	1.93%
Annualized net charge-offs to average loans	0.38%	0.75%	0.57%	0.89%	0.46%

(1)	Unseasoned restructured loans include loans modified within the last six months, excluding those on nonaccrual status.
(2)	Performing restructured loans include loans modified in the last six to twelve months, excluding those on nonaccrual status.
(3)	Total restructured loans include all modified loans, excluding those on nonaccrual status.

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FIRST COMMUNITY BANCSHARES, INC.

NONACCRUAL LOAN DETAIL (Unaudited)

	As of March 31, 2012
	Loans		Nonaccrual
	Held for	Nonaccrual	Loans to Loans
(Amounts in thousands)	Investment	Loans	Outstanding
Commercial loans
Construction -- commercial	$19,593	$57	0.29%
Land development	2,571	49	1.91%
Other land loans	23,572	258	1.09%
Commercial and industrial	80,637	1,866	2.31%
Multi-family residential	78,815	480	0.61%
Single family non-owner occupied	108,247	1,988	1.84%
Non-farm, non-residential	356,029	10,360	2.91%
Agricultural	1,607	-	0.00%
Farmland	37,751	103	0.27%
Total commercial	708,822	15,161	2.14%

Consumer real estate loans
Home equity lines	109,751	448	0.41%
Single family owner occupied	479,411	8,938	1.86%
Owner occupied construction	17,995	30	0.17%
Total consumer real estate	607,157	9,416	1.55%

Consumer and other loans
Consumer	65,036	40	0.06%
Other	5,510	-	0.00%
Total consumer and other	70,546	40	0.06%

Total loans	$1,386,525	$24,617	1.78%

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FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Selected Ratios
Return on average assets	1.06%	0.73%	0.91%	1.02%	1.05%
Return on average common equity	7.88%	5.53%	6.94%	7.91%	8.47%
Net interest margin	3.91%	3.93%	3.77%	3.83%	3.96%
Efficiency ratio for the quarter	57.18%	56.73%	57.97%	60.07%	63.43%
Efficiency ratio year-to-date	57.18%	59.56%	60.52%	61.77%	63.43%
Total equity to total assets	14.08%	14.16%	13.70%	13.70%	12.40%
Average earning assets to average assets	88.24%	88.27%	88.39%	88.11%	88.07%
Average loans to average deposits	89.85%	89.45%	87.15%	85.57%	84.78%

(Amounts in thousands)
Average Balances
Loans	$1,394,246	$1,392,650	$1,379,144	$1,373,988	$1,382,526
Investment securities	481,595	479,638	417,291	386,706	470,833
Earning assets	1,918,366	1,913,768	1,936,720	1,935,470	1,961,538
Total assets	2,174,004	2,168,166	2,191,145	2,196,691	2,227,255
Total deposits	1,551,728	1,556,990	1,582,481	1,605,694	1,630,701
Interest-bearing deposits	1,312,865	1,320,186	1,357,938	1,386,292	1,418,807
Borrowings	290,015	295,303	300,751	297,857	316,864
Interest-bearing liabilities	1,602,880	1,615,489	1,658,689	1,684,149	1,735,671
Stockholders' equity	310,795	306,779	306,524	291,474	275,350
Tax equivalent net interest income	18,660	18,947	18,410	18,490	19,141

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FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2012			2011
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans (2)	$1,394,246	$19,407	5.60%	$1,382,526	$20,496	6.01%
Securities available-for-sale	478,358	3,857	3.24%	466,288	4,796	4.17%
Securities held-to-maturity	3,237	62	7.70%	4,545	95	8.48%
Interest-bearing deposits	42,525	39	0.37%	108,179	69	0.26%
Total earning assets	1,918,366	23,365	4.90%	1,961,538	25,456	5.26%
Other assets	255,638			265,717
Total assets	$2,174,004			$2,227,255

Liabilities
Interest-bearing deposits
Demand deposits	$282,887	$31	0.04%	$271,604	$211	0.32%
Savings deposits	395,588	110	0.11%	427,727	356	0.34%
Time deposits	634,390	2,264	1.44%	719,476	3,313	1.87%
Total interest-bearing deposits	1,312,865	2,405	0.74%	1,418,807	3,880	1.11%
Borrowings
Federal funds purchased	1,970	2	0.41%	-	-	0.00%
Retail repurchase agreements	72,171	115	0.64%	88,684	173	0.79%
Wholesale repurchase agreements	50,000	468	3.76%	50,000	467	3.79%
FHLB advances and other borrowings	165,874	1,715	4.16%	178,180	1,795	4.09%
Total borrowings	290,015	2,300	3.19%	316,864	2,435	3.12%
Total interest-bearing liabilities	1,602,880	4,705	1.18%	1,735,671	6,315	1.48%
Noninterest-bearing demand deposits	238,863			211,894
Other liabilities	21,466			4,340
Total liabilities	1,863,209			1,951,905
Stockholders' equity	310,795			275,350
Total liabilities and stockholders' equity	$2,174,004			$2,227,255
Net interest income, tax equivalent		$18,660			$19,141
Net interest rate spread (3)			3.72%			3.78%
Net interest margin (4)			3.91%			3.96%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

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